POWER OF ATTORNEY

    The undersigned hereby appoints John W. Kapples, and Dean P. Freeman as his or her true and lawful attorneys-in-fact for the purpose of signing
Statements on Forms 3, 4 and 5, and all amendments thereto, to be filed with the Securities and Exchange
Commission with respect to the holdings, and future changes in such holdings, for the undersigned in securities of GCP Applied Technologies Inc., for the term in which he or she is a director or officer of GCP Applied Technologies Inc. Each of such attorneys-in-fact is appointed with full power to act without the other.


                /s/ William J. McCall
                (signature)



                William J. McCall
                (printed name)





Dated:     January 20, 2016